Exhibit 8.1

[WLRK LETTERHEAD]

[—], 2015

CCH I, Inc.

400 Atlantic Street

Stamford, Connecticut 06901

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of CCH I, Inc., a Delaware corporation (f/k/a CCH I, LLC) (“New Charter”) and wholly owned subsidiary of Charter Communications, Inc., a Delaware corporation (“Charter”), including the proxy statement/prospectus forming a part thereof, relating to the proposed merger of CCH I Charter Merger Sub, LLC, a wholly owned subsidiary of New Charter, with and into Charter (the “Charter Merger”), and the proposed merger of CCH I Spinco Sub, LLC, a wholly owned subsidiary of New Charter, with and into Midwest Cable, Inc. (to be renamed GreatLand Connections Inc.) (“GreatLand Connections”), as contemplated by the transaction agreement, dated April 25, 2014, (the “Transaction Agreement”), by and among Charter and Comcast Corporation, a Pennsylvania corporation (“Comcast”).

In providing our opinion, we have examined the Transaction Agreement, any other transaction or implementing agreement entered into by Comcast, Charter, New Charter, GreatLand Connection and certain other parties (the “Implementing Agreements”), the Registration Statement, the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof), the Registration Statement on Form S-1 filed by GreatLand Connections (the “GreatLand Registration Statement”) and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transactions will be consummated in accordance with the provisions of the Transaction Agreement and any Implementing Agreements and as described in the Registration Statement and the GreatLand Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Transaction Agreement and any Implementing Agreements are true, complete and correct, and the Registration Statement and the GreatLand Registration Statement are true, complete and correct, and (iii) Comcast, Charter, New Charter, GreatLand Connections and their respective subsidiaries will treat the transactions for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transactions are consummated in a manner that is different from the manner described in the Transaction Agreement, any Implementing Agreement, the Registration Statement or the GreatLand Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing, we hereby confirm that, subject to the qualifications, exceptions, assumptions, beliefs and limitations described herein and therein, the sections of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES—The Charter Merger” and “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES—The GreatLand Connections Merger” constitute our opinion as to the material U.S. federal income tax consequences of the Charter Merger to U.S. holders (as defined in the Registration Statement) of Charter Class common stock and of the GreatLand Connections Merger to U.S. holders of GreatLand Connections Class A-1 common stock, respectively.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Charter, New Charter, Comcast or GreatLand Connections of any such change or inaccuracy that may occur or come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,